UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

TTEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

9197 S. Peoria Street
Englewood, CO 80112-5833

(303) 397-8100

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 397-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., par value $0.01 per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2021, TTEC Holdings, Inc. (“TTEC”) announced the appointment of George S. Demou, 54, as president for TTEC Digital business segment. In this role he is replacing Mr. Jonathan Lerner who will remain with TTEC Digital in an executive leadership role.

Prior to joining TTEC, Mr. Demou was president and chief executive officer at Avtex Solutions Holdings, LLC (“Avtex”), an end-to-end customer experience (“CX”) and CXaaS solutions company. Prior to Avtex, between 2007 and 2011, Mr. Demou was president and chief executive officer at Transcend Communications, an IT integrator of IP telephony, video, data security, and networking solutions. Mr. Demou holds a bachelor’s degree in Business and Finance from University of Wisconsin-Stout. He also is a member of the board of advisors for the University.

TTEC Digital LLC, a TTEC subsidiary, and Mr. Demou have entered into an executive employment agreement attached as Exhibit 10.89 to this Form 8-K.

Item 8.01. Other Events.

On April 8, 2021, TTEC Holdings, Inc. (“TTEC”) reported that it closed the acquisition of Avtex pursuant to the previously disclosed Equity Purchase Agreement of March 1, 2021 as referenced in TTEC’s 8-K filed on March 3, 2021. Avtex will become a part of TTEC Digital business segment at closing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.89 Employment Agreement between TTEC Digital LLC and George S. Demou.

104 Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2021	TTEC Holdings, Inc. (Registrant)
	By:	/s/ Regina M. Paolillo
	Name:	Regina M. Paolillo
	Title:	Chief Financial Officer

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